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                                                                      EXHIBIT 15




January 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 29, 2002 on our review of interim financial information of Regis Corporation (the "Company') as of and for the period ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated January 31, 2003.

Very truly yours,



PricewaterhouseCoopers LLP